Exhibit 4.2 EXECUTION VERSION CONTINGENT VALUE RIGHTS AGREEMENT By and Between SIRIUSPOINT LTD., COMPUTERSHARE INC. and COMPUTERSHARE TRUST COMPANY, N.A. Dated as of February 26, 2021

TABLE OF CONTENTS Page ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION  SECTION 1.1  Definitions ......................................................................................................... 1  SECTION 1.2  Compliance and Opinions ................................................................................. 6  SECTION 1.3  Form of Documents Delivered to Rights Agent ............................................... 7  SECTION 1.4  Acts of Holders ................................................................................................. 8  SECTION 1.5  Notices, etc., to Rights Agent and Company .................................................... 8  SECTION 1.6  Notice to Holders; Waiver ................................................................................ 9  SECTION 1.7  Effect of Headings and Table of Contents ........................................................ 9  SECTION 1.8  Benefits of Agreement; No Assignment ........................................................... 9  SECTION 1.9  Governing Law; Jurisdiction ............................................................................. 9  SECTION 1.10  Legal Holidays ................................................................................................ 10  SECTION 1.11  Separability Clause.......................................................................................... 10  SECTION 1.12  Counterparts .................................................................................................... 10  SECTION 1.13  Calculations ..................................................................................................... 10  ARTICLE 2 CVR REGISTER  SECTION 2.1  No Certificate; Authentication ........................................................................ 11  SECTION 2.2  CVR Register .................................................................................................. 11  ARTICLE 3 THE CVRS  SECTION 3.1  Title and Payment Terms ................................................................................ 11  SECTION 3.2  Registrable Form ............................................................................................. 13  SECTION 3.3  Registration; Registration of Transfer ............................................................. 13  SECTION 3.4  Payments with Respect to CVRs .................................................................... 14  SECTION 3.5  Persons Deemed Owners................................................................................. 14  SECTION 3.6  CUSIP Numbers .............................................................................................. 14  ARTICLE 4 THE RIGHTS AGENT  SECTION 4.1  Certain Duties and Responsibilities ................................................................ 14  SECTION 4.2  Certain Rights of Rights Agent ....................................................................... 15  SECTION 4.3  Notice of Breach ............................................................................................. 17  SECTION 4.4  Not Responsible for Recitals or Issuance of CVRs ........................................ 17  SECTION 4.5  May Hold CVRs .............................................................................................. 17  SECTION 4.6  Bank Accounts ................................................................................................ 18  SECTION 4.7  Compensation and Reimbursement................................................................. 18  SECTION 4.8  Disqualification; Conflicting Interests ............................................................ 19

ii SECTION 4.9  Corporate Rights Agent Required; Eligibility................................................. 19  SECTION 4.10  Resignation and Removal; Appointment of Successor ................................... 19  SECTION 4.11  Acceptance of Appointment of Successor ...................................................... 21  SECTION 4.12  Merger, Conversion, Consolidation or Succession to Business ...................... 21  ARTICLE 5 REPORTS BY THE RIGHTS AGENT AND COMPANY  SECTION 5.1  Communications to Holders ............................................................................ 21  SECTION 5.2  Reports by Rights Agent ................................................................................. 22  SECTION 5.3  Reports by Company ....................................................................................... 22  ARTICLE 6 AMENDMENTS  SECTION 6.1  Amendments without Consent of Holders ...................................................... 22  SECTION 6.2  Amendments with Consent of Holders ........................................................... 23  SECTION 6.3  Execution of Amendments .............................................................................. 23  SECTION 6.4  Effect of Amendments; Notice to Holders ...................................................... 24  ARTICLE 7 COVENANTS  SECTION 7.1  Payment of Amounts, if any, to Holders ......................................................... 24  SECTION 7.2  Maintenance of Office or Agency ................................................................... 24  SECTION 7.3  Money for CVR Payments to Be Held in Trust .............................................. 24  SECTION 7.4  Certain Purchases and Sales ............................................................................ 25  SECTION 7.5  Listing of CVRs .............................................................................................. 25  ARTICLE 8 REMEDIES OF THE RIGHTS AGENT AND HOLDERS IN THE EVENT OF BREACH  SECTION 8.1  Breach Defined; Waiver of Breach ................................................................. 26  SECTION 8.2  Collection by the Rights Agent; the Rights Agent May Prove Payment Obligations ...................................................................................................... 27  SECTION 8.3  Application of Proceeds .................................................................................. 29  SECTION 8.4  Suits for Enforcement ..................................................................................... 29  SECTION 8.5  Restoration of Rights on Abandonment of Proceedings ................................. 30  SECTION 8.6  Limitations on Suits by Holders ...................................................................... 30  SECTION 8.7  Unconditional Right of Holders to Receive Payment ..................................... 30  SECTION 8.8  Powers and Remedies Cumulative; Delay or Omission Not Waiver of Breach ............................................................................................................. 30  SECTION 8.9  Control by Holders .......................................................................................... 31  SECTION 8.10  Waiver of Past Breaches ................................................................................. 31  SECTION 8.11  Right of Court to Require Filing of Undertaking to Pay Costs ....................... 32

THIS CONTINGENT VALUE RIGHTS AGREEMENT, dated as of February 26, 2021 (this “CVR Agreement”), by and between SiriusPoint Ltd., a Bermuda exempted company limited by shares (the “Company”) (f/k/a Third Point Reinsurance Ltd.), and Computershare Inc., a Delaware corporation (“Computershare”), and its wholly owned subsidiary, Computershare Trust Company, N.A., a federally chartered trust company, as rights agent (collectively, the “Rights Agent”), in favor of each person who from time to time holds one or more Contingent Value Rights (the “CVRs” and, each individually, a “CVR”) to receive cash payments in the amounts and subject to the terms and conditions set forth herein. W I T N E S S E T H: WHEREAS, this CVR Agreement is entered into pursuant to the Agreement and Plan of Merger, dated as of August 6, 2020 (the “Merger Agreement”), by and among the Company, Sirius International Insurance Group, Ltd., a Bermuda exempted company limited by shares (the “Target”), and Yoga Merger Sub Limited, a Bermuda exempted company limited by shares and a wholly owned Subsidiary of the Company (“Merger Sub”); WHEREAS, pursuant to the terms and conditions set forth in the Merger Agreement and the Statutory Merger Agreement (as such term is defined in the Merger Agreement), Merger Sub merged with and into the Target, with the Target surviving such merger (the “Merger”), so that immediately following the Merger, the Target was a wholly owned Subsidiary of the Company; WHEREAS, the CVRs shall be issued in accordance with and pursuant to the terms and conditions of the Merger Agreement; WHEREAS, a registration statement on Form S-4 (No. 333-248989) (the “Registration Statement”) with respect to the CVRs, among other things, has been prepared and filed by the Company with the SEC (as defined below) and has become effective in accordance with the Securities Act of 1933, as amended; and WHEREAS, all things necessary have been done to make the CVRs, when authenticated hereunder, the valid obligations of the Company and to make this CVR Agreement and valid agreement of the Company, in accordance with their and its terms. NOW, THEREFORE, in consideration of the foregoing premises and the consummation of the transactions contemplated by the Merger Agreement, it is covenanted and agreed, for the equal and proportionate benefit of all Holders (as defined below), as follows: ARTICLE 1 DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION SECTION 1.1 Definitions. For all purposes of this CVR Agreement, except as otherwise expressly provided or unless the context otherwise requires: (a) the terms defined in this Article 1 have the meanings assigned to them in this Article, and include the plural as well as the singular;

2 (b) all capitalized terms used in this CVR Agreement without definition shall have the respective meanings ascribed to them in the Merger Agreement; and (c) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this CVR Agreement as a whole and not to any particular Article, Section or other subdivision. “Acceleration Payment” means an amount equal to (i) $13.73 minus (ii) (A) the volume weighted average price of the Shares (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by the Company) measured over the Acceleration Valuation Period multiplied by (B) 0.743. “Acceleration Payment Date” shall have the meaning set forth in Section 8.1. “Acceleration Valuation Period” means the fourteen (14) consecutive Trading Day period immediately following the Breach Declaration Date. “Act” shall have the meaning set forth in Section 1.4(a). “Acting Holders” means, at any applicable time of determination, Holders of at least twenty-five percent (25%) of the then Outstanding CVRs. “Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. “Automatic Extinguishment” shall have the meaning set forth in Section 3.1(j). “Board of Directors” means the board of directors of the Company or any duly authorized committee of that board. “Board Resolution” means a copy of a resolution certified by a duly authorized officer of the Company to have been duly adopted by the Board of Directors or a written consent signed by the requisite directors serving on the Board of Directors and, in either case, that is in full force and effect on the date of such certification, and delivered to the Rights Agent. “Breach” shall have the meaning set forth in Section 8.1. “Breach Declaration Date” shall have the meaning set forth in Section 8.1. “Breach Interest Rate” means 4% per annum. “Business Day” means any day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York, New York or Hamilton, Bermuda are authorized or required by Law to be closed.

3 “Code” means the U.S. Internal Revenue Code of 1986, as amended. “Company” means the Person named as the “Company” in the first paragraph of this CVR Agreement, until a successor Person shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Company” shall mean such successor Person. “Company Request” or “Company Order” means a written request or order signed in the name of the Company by a duly authorized officer of the Company, and delivered to the Rights Agent. “Corporate Trust Office” means the office of the Rights Agent at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this CVR Agreement is located at 150 Royall Street, Canton, MA 02021. “CVR” shall have the meaning set forth in the Preamble of this CVR Agreement. “CVR Agreement” means this instrument as originally executed and as it may from time to time be supplemented or amended pursuant to the applicable provisions hereof. “CVR Payment Amount” means any Maturity Payment, Redemption Payment or Acceleration Payment, as the case may be. “CVR Payment Date” means the earliest to occur of the Maturity Payment Date, the Redemption Date and the Acceleration Payment Date. “CVR Register” shall have the meaning set forth in Section 2.2. “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder. “Fundamental Event” means any of the following events: (i) the consummation of any merger, consolidation or other similar business combination transaction the result of which is that (x) any “person” or “group” within the meaning of Section 13(d) of the Exchange Act is, or as a result of such transaction becomes, the beneficial owner, directly or indirectly, of more than 50% of the total voting power of the voting stock of the Company and (y) the beneficial owners of more than 50% of the total voting power of the voting stock of the Company as of immediately prior to such transaction, individually or in the aggregate, do not beneficially own, directly or indirectly, a larger percentage of the total voting power of such voting stock than such other “person” or “group”, or (ii) the sale, transfer, conveyance or other disposition (other than by way of merger, consolidation or transfer of the Company’s voting stock), to any “person” or “group” within the meaning of Section 13(d) of the Exchange Act, of all or substantially all of the assets of the Company. “Governmental Authority” means any government, court, regulatory or administrative agency, commission or authority or other legislative, executive or judicial governmental entity, whether federal, national, provincial, state, local or multinational, including, for the avoidance of doubt, Lloyd’s.

4 “Holder” means a Person in whose name a CVR is registered in the CVR Register. “Law” means any federal, national, provincial, state, local or multinational law, statute, code, rule, regulation, injunction, order, judgment, ruling, decree or writ of any Governmental Authority. “Lloyd’s” means the Society and Corporation of Lloyd’s incorporated under the Lloyd’s Acts 1871 to 1982 (including the council constituted by the Lloyd’s Act 1982 and any delegate or person through whom the council is authorized to act). “Majority Holders” means, at the time of determination, Holders of at least a majority of the Outstanding CVRs. “Market Disruption Event” means (a) a failure by the primary U.S. national or regional securities exchange or market on which the Shares are listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Trading Day for the Shares for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Shares or in any options contracts or futures contracts traded on any U.S. exchange relating to the Shares. “Maturity Date” means the date that is twenty-four (24) months from the Effective Time. “Maturity Payment” means an amount equal to (i) $13.73 minus (ii) (A) the volume weighted average price of the Shares (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by the Company) measured over the Maturity Valuation Period multiplied by (B) 0.743. “Maturity Payment Date” shall have the meaning set forth in Section 3.1(c). “Maturity Valuation Period” means the fourteen (14) consecutive Trading Day period immediately preceding the Maturity Date. “Merger” shall have the meaning set forth in the Recitals of this CVR Agreement. “Merger Agreement” shall have the meaning set forth in the Recitals of this CVR Agreement. “Merger Sub” shall have the meaning set forth in the Recitals of this CVR Agreement. “NYSE” means the New York Stock Exchange. “Officer’s Certificate” when used with respect to the Company means a certificate signed by a duly authorized officer of the Company. “Opinion of Counsel” means a written opinion of counsel, who may be General Counsel for the Company.

5 “Outstanding”, when used with respect to CVRs (“Outstanding CVRs”), means, as of the date of determination, all CVRs theretofore authenticated, issued and outstanding under this CVR Agreement, except: (i) CVRs theretofore cancelled by the Rights Agent; and (ii) from and after the CVR Payment Date, CVRs, or portions thereof, for whose payment in cash in the necessary amount has been theretofore deposited by or on behalf of the Company with the Rights Agent or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders; provided, however, that in determining whether the Holders of the requisite Outstanding CVRs have given any request, demand, authorization, direction, consent, waiver or other action hereunder, CVRs owned by the Company or any Affiliate of the Company, whether held as treasury securities or otherwise, shall be disregarded and deemed not to be Outstanding, except that for the purposes of determining whether the Rights Agent shall be protected in relying on any such request, demand, authorization, direction, consent, waiver or other action, only CVRs that a Responsible Officer of the Rights Agent actually knows are so owned shall be so disregarded. “Party” shall mean the Rights Agent and the Company, as applicable. “Paying Agent” means any Person authorized by the Company to pay the amounts determined pursuant to Section 3.1, if any, on any CVRs on behalf of the Company, which shall initially be Computershare. “Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a Governmental Authority. “Redemption Date” means the date that is the fifth (5th) Business Day immediately following the last day of the Redemption Valuation Period. “Redemption Notice” shall have the meaning set forth in Section 3.1(d). “Redemption Payment” means an amount equal to (i) the discounted present value (using a 2.75% annual discount rate applied consistently for the relevant period) of $13.73, discounted from the Maturity Date to the last day of the Redemption Valuation Period, minus (ii) (A) the volume weighted average price of the Shares (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by the Company) measured over the Redemption Valuation Period multiplied by (B) 0.743. “Redemption Valuation Period” means the fourteen (14) consecutive Trading Day period immediately following the date of the Redemption Notice. “Registrar” shall have the meaning set forth in Section 2.2. “Registration Statement” shall have the meaning set forth in the Recitals of this CVR Agreement. “Responsible Officer” when used with respect to the Rights Agent means any officer assigned to the Corporate Trust Office and also means, with respect to any particular corporate

6 trust matter, any other officer of the Rights Agent to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject. “Rights Agent” means the Person named as the “Rights Agent” in the first paragraph of this CVR Agreement, until a successor Rights Agent shall have become such pursuant to the applicable provisions of this CVR Agreement, and thereafter “Rights Agent” shall mean such successor Rights Agent. “SEC” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act. “Shares” means the Common Shares, $0.10 par value per share, of the Company. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person. “Trading Day” means, except for purposes of determining any volume weighted average price as reported during any specified period as set forth below, a day on which (i) trading in the Shares (or other security for which a closing sale price must be determined) generally occurs on the principal U.S. national or regional securities exchange on which the Shares (or such other security) are then listed or, if the Shares are (or such other security is) not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are (or such other security is) then traded and (ii) a Market Price for the Shares (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Shares are (or such other security is) not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes only of determining any volume weighted average price as reported during any specified period, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Shares generally occurs on the principal other U.S. national or regional securities exchange on which the Shares are then listed or, if the Shares are not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Shares are then listed or admitted for trading, except that if the Shares are not so listed or admitted for trading, “Trading Day” means a Business Day. “Voting Securities” means securities or other interests having voting power, or the right, to elect or appoint directors, or any Persons performing similar functions, irrespective of whether or not stock or other interests of any other class or classes shall have or might have voting power or any right by reason of the happening of any contingency. SECTION 1.2 Compliance and Opinions. (a) Upon any application or request by the Company to the Rights Agent to take any action under any provision of this CVR Agreement, if requested by the Rights Agent, the Company shall furnish to the Rights Agent (i) an Officer’s Certificate stating that, in the opinion of the signor, all conditions precedent, if any, provided for in this

7 CVR Agreement relating to the proposed action have been complied with and (ii) an Opinion of Counsel stating, subject to customary exceptions, that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this CVR Agreement relating to such particular application or request, no additional certificate or opinion need be furnished. (b) Every certificate or opinion with respect to compliance with a condition or covenant provided for in this CVR Agreement shall include: (i) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto; (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based; (iii) a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and (iv) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with. SECTION 1.3 Form of Documents Delivered to Rights Agent. (a) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. (b) Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. (c) Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this CVR Agreement, they may, but need not, be consolidated and form one instrument.

8 SECTION 1.4 Acts of Holders. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this CVR Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Rights Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this CVR Agreement and (subject to Section 4.1) conclusive in favor of the Rights Agent and the Company, if made in the manner provided in this Section 1.4. The Company may set a record date for purposes of determining the identity of Holders entitled to vote or consent to any action by vote or consent authorized or permitted under this CVR Agreement, which date shall be no greater than sixty (60) days and no less than ten (10) days prior to the date of such vote or consent to any action by vote or consent authorized or permitted by this CVR Agreement. (b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any reasonable manner which the Rights Agent deems sufficient. (c) The ownership of CVRs shall be proved by the CVR Register. Neither the Company nor the Rights Agent nor any agent of the Company or the Rights Agent shall be affected by any notice to the contrary. (d) At any time prior to (but not after) the evidencing to the Rights Agent, as provided in this Section 1.4, of the taking of any action by the Holders of the CVRs specified in this CVR Agreement in connection with such action, any Holder of a CVR may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Section 1.4, revoke such action so far as concerns such CVR. Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any CVR shall bind every future Holder of the same CVR or the Holder of every CVR issued upon the registration of transfer thereof in respect of anything done, suffered or omitted to be done by the Rights Agent, any Paying Agent or the Company in reliance thereon. SECTION 1.5 Notices, etc., to Rights Agent and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this CVR Agreement to be made upon, given or furnished to, or filed with: (a) the Rights Agent by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed, in writing, to or with the Rights Agent at its Corporate Trust Office; or

9 (b) the Company by the Rights Agent or by any Holder shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company addressed to it at Point House, 3 Waterloo Lane, Pembroke HM 08 Bermuda, or at any other address previously furnished in writing to the Rights Agent by the Company. SECTION 1.6 Notice to Holders; Waiver. (a) Where this CVR Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at the Holder’s address as it appears in the CVR Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice, if any. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this CVR Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Rights Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. (b) In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this CVR Agreement, then any method of giving such notice as shall be satisfactory to the Rights Agent shall be deemed to be a sufficient giving of such notice. SECTION 1.7 Effect of Headings and Table of Contents. The Article and Section headings herein, and the Table of Contents, are for convenience only and shall not affect the construction hereof. SECTION 1.8 Benefits of Agreement; No Assignment. Nothing in this CVR Agreement, express or implied, shall give to any Person (other than the Parties hereto and their successors and permitted assigns and, subject to Section 3.1(e) and 8.6, the Holders) any benefit or any legal or equitable right, remedy or claim under this CVR Agreement or under any covenant or provision herein contained. All covenants, provisions and agreements in this CVR Agreement by or for the benefit of the Company, the Rights Agent or the Holders shall bind and inure to the benefit of their respective successors, assigns, heirs and personal representatives, whether so expressed or not. Except as provided in Section 4.12, neither this CVR Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by either of the Parties without the prior written consent of the other Party. SECTION 1.9 Governing Law; Jurisdiction. (a) This CVR Agreement and the CVRs shall in all respects be governed by, and construed and enforced in accordance with, the Laws of the State of New York applicable to agreements made and to be performed entirely within such state without

10 giving effect to any conflicts of law principles of such state that might refer the governance, construction or interpretation of such agreements to the Laws of another jurisdiction. (b) All causes of action arising out of or relating to the interpretation and enforcement of the provisions of this CVR Agreement and the CVRs shall be heard and determined in the courts of the State of New York sitting in the County of New York, the United States District Court for the Southern District of New York, and, in each case, any appellate court therefrom. The Parties hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such actions and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action. The consents to jurisdiction and venue set forth in this Section 1.9(b) shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the Parties. Each Party agrees that service of process upon such Party in any cause of action arising out of or relating to this CVR Agreement shall be effective if served upon them by any manner authorized by the Laws of the State of New York. The Parties agree that a final judgment in any such cause of action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing contained in the foregoing shall restrict any Party’s rights to seek any post- judgment relief regarding, or any appeal from, a final trial court judgment. SECTION 1.10 Legal Holidays. In the event that the CVR Payment Date shall not be a Business Day, then (notwithstanding any provision of this CVR Agreement to the contrary) payment on the CVRs need not be made on such date, but may be made, without the accrual of any interest thereon, on the next succeeding Business Day with the same force and effect as if made on the CVR Payment Date. SECTION 1.11 Separability Clause. In the event any provision in this CVR Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby; provided, however, that if any excluded provision shall adversely affect the rights, immunities, liabilities, duties or obligations of the Rights Agent in any material respect (after giving effect to any such similar provision), the Rights Agent shall be entitled to resign immediately upon written notice to the Company. SECTION 1.12 Counterparts. This CVR Agreement shall be signed in any number of facsimile or original counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this CVR Agreement. Facsimile signatures (or .pdf copy via e-mail attachment) shall constitute original signatures for all purposes of this CVR Agreement. SECTION 1.13 Calculations. All calculations or determinations made under this CVR Agreement by the Company or the Board of Directions shall be reasonably computed or made by the Company or the Board of Directors, as the case may be, in good faith. The Rights Agent

11 shall have no duty or obligation to investigate or confirm whether the Company’s calculations are accurate or correct. ARTICLE 2 CVR REGISTER SECTION 2.1 No Certificate; Authentication. (a) The CVRs shall not be evidenced by a certificate or other physical instrument. (b) No CVR shall be entitled to any benefit under this CVR Agreement or be valid or obligatory for any purposes unless it shall have been authenticated by the Rights Agent. At any time and from time to time after the execution and delivery of this CVR Agreement, the Company may instruct the Rights Agent, pursuant to a Company Order, to authenticate additional CVRs under this CVR Agreement in accordance with the terms of this CVR Agreement and such Company Order. SECTION 2.2 CVR Register. The Rights Agent shall keep at the Corporate Trust Office a register (the register maintained in such office and in any other office or agency designated pursuant to Section 7.2 being herein sometimes referred to as the “CVR Register”) for purposes of identifying the Holders of CVRs and in which, subject to such reasonable procedures and requirements as it may prescribe, the Rights Agent shall provide for the registration of CVRs and of transfers of CVRs on its books and records in book-entry form. The Rights Agent is hereby initially appointed “Registrar” for the purpose of registering CVRs and transfers of CVRs as herein provided. ARTICLE 3 THE CVRS SECTION 3.1 Title and Payment Terms. (a) The aggregate number of CVRs that may be Outstanding under this CVR Agreement is limited to a number equal to 10,103,004. CVRs may be issued in fractional increments of 0.01. From and after the Effective Time, the Company shall not be permitted to issue any CVRs, except as provided and in accordance with the terms and conditions of the Merger Agreement or as otherwise expressly permitted by this CVR Agreement. (b) The CVRs shall be known and designated as the “Series A Contingent Value Rights” of the Company and shall rank equally with all unsecured debt obligations of the Company and, for the avoidance of doubt, rank senior to the Shares and any other equity securities (including any preference shares) of the Company, in each case as to the distribution of assets on any winding up or liquidation of the Company by operation of Law or contract. (c) On the fifth (5th) Business Day following the Maturity Date (the “Maturity Payment Date”), the Company shall (i) deposit with the Rights Agent an

12 amount in cash equal to the Maturity Payment multiplied by the number of Outstanding CVRs and (ii) cause the Rights Agent to pay to each Holder, in cash, for each Outstanding CVR held by such Holder, an amount equal to the Maturity Payment. All determinations with respect to the calculation of the Maturity Payment shall be reasonably made by the Company in good faith, and such determinations shall be binding on the Holders absent gross negligence, willful misconduct or manifest error. Not later than the third (3rd) Business Day after the Maturity Date, the Company shall (x) prepare and file with the Rights Agent a certificate setting forth such determinations and facts accounting for such determinations and (y) cause the Rights Agent to mail such certificate to the Holders, by first-class mail, postage prepaid, as their names and addresses appear in the CVR Register. The Rights Agent shall be entitled to rely on any such certificate and on any calculation or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such calculation or any such event unless and until it shall have received such certificate. (d) The Company (i) may, at its option, and (ii) shall, in connection with a Fundamental Event, redeem all, but not less than all, of the then Outstanding CVRs by causing the Rights Agent to pay to each Holder, in cash, for each Outstanding CVR held by such Holder, an amount, as determined by the Company, equal to the Redemption Payment, payable to such Holder on the Redemption Date (which, in the case of a redemption in connection with a Fundamental Event, shall in no event be later than the date of consummation of such Fundamental Event). The Company shall cause the Rights Agent to give notice of any such redemption (the “Redemption Notice”), by first-class mail, postage prepaid, to all Holders of CVRs as their names and addresses appear in the CVR Register, which Redemption Notice shall specify the Redemption Date. Concurrently with the delivery of any such Redemption Notice, other than in the case of a redemption in connection with a Fundamental Event, the Company shall also make a public announcement with respect to any such redemption and shall, if required by Law, file a Current Report on Form 8-K with respect to such redemption. All determinations with respect to the calculation of the Redemption Payment shall be reasonably made by the Company in good faith, and such determinations shall be binding on the Holders absent gross negligence, willful misconduct or manifest error. Not later than the third (3rd) Business Day after the Redemption Date, the Company shall (x) prepare and file with the Rights Agent a certificate setting forth such determinations and facts accounting for such determinations and (y) cause the Rights Agent to mail such certificate to the Holders, by first-class mail, postage prepaid, as their names and addresses appear in the CVR Register. The Rights Agent shall be entitled to rely on any such certificate and on any adjustment or statement therein contained and shall have no duty or liability with respect to, and shall not be deemed to have knowledge of any such determination or any such event unless and until it shall have received such certificate. (e) The Holders, by acceptance of CVRs, agree that no joint venture, partnership or other fiduciary relationship is created hereby or by the CVRs. (f) Other than in the case of interest on amounts due and payable after the occurrence of a Breach, no interest or dividends shall accrue on any amounts payable in respect of the CVRs.

13 (g) The Parties hereto agree to treat the CVRs issued pursuant to this CVR Agreement in connection with the Merger Agreement for all income tax purposes as (i) consideration for the shares of Target that is received in a closed transaction as of the time of the closing of the Merger based on the fair market value of the CVRs as of that date, (ii) as a financial instrument that does not constitute indebtedness, and (iii) no Party hereto will take any position to the contrary on any tax return or for other tax purposes except as required by applicable Law. (h) No Holder shall, solely by virtue of holding CVRs, be entitled to any rights of a holder of any Voting Securities or other equity security or other ownership interest of the Company, in any constituent company to the Merger or in any of such companies’ Affiliates or other subsidiaries, either at Law or in equity. (i) Except as provided in this CVR Agreement, none of the Company or any of its Affiliates shall have any right to set off any amounts owed or claimed to be owed by any Holder to any of them against such Holder’s CVRs or any CVR Payment Amount or other amount payable to such Holder in respect of such CVRs. (j) In the event that (i) (A) all of the CVRs shall have become due and payable pursuant to the terms hereof, (B) all disputes with respect to amounts payable to the Holders brought pursuant to the terms and conditions of this CVR Agreement have been resolved, and (C) the Company has paid or caused to be paid or deposited with the Rights Agent all amounts payable to the Holders under this CVR Agreement or (ii) the volume weighted average price of the Shares (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source selected by the Company in its sole discretion) is greater than $18.50 per Share over any fourteen (14) consecutive Trading Day period after the Effective Time and prior to the CVR Payment Date (such event described in this clause (ii), the “Automatic Extinguishment”), then this CVR Agreement shall cease to be of further effect and shall be deemed satisfied and discharged. Notwithstanding the satisfaction and discharge of this CVR Agreement, the obligations of the Company under Section 4.7(c) shall survive. (k) Notwithstanding anything else to the contrary herein, the Company and the Paying Agent shall be entitled to deduct and withhold from any amount payable pursuant to this CVR Agreement such amounts as they reasonably determine may be required to be deducted and withheld under applicable tax law. Amounts withheld pursuant to this Section 3.1(k) and timely paid to the appropriate tax authority shall be treated for all purposes of this CVR Agreement as having been paid to the Person in respect of which such deduction and withholding was made. SECTION 3.2 Registrable Form. The CVRs shall be issuable only in registered form. SECTION 3.3 Registration; Registration of Transfer. (a) Every notice of transfer delivered by a Holder to the Registrar to transfer a CVR must be in writing and accompanied by a written instrument of transfer and other documentation in form reasonably satisfactory to the Registrar, duly executed by such

14 Holder or a duly appointed legal representative, personal representative or survivor of such Holder. Upon receipt of such written notice, the Registrar shall register the transfer of the CVRs subject to such notice in the CVR Register on its books and records in book- entry form. (b) All duly transferred CVRs registered in the CVR Register shall be the valid obligations of the Company, evidencing the same rights, and shall entitle the transferee to the same benefits under this CVR Agreement, as those held by the transferor. (c) No service charge shall be made for any registration of transfer of CVRs, but the Company may require payment of a sum sufficient to cover any documentary, stamp or similar tax or other similar governmental charge payable in connection with any registration of transfer of CVRs. SECTION 3.4 Payments with Respect to CVRs. Payment of any amounts pursuant to the CVRs shall be made in such coin or currency of the United States of America as at the time is legal tender for the payment of public and private debts. The Rights Agent may, at its option, pay such amounts by wire transfer or check payable in such money. SECTION 3.5 Persons Deemed Owners. Prior to the time of any notice of transfer is delivered pursuant to Section 3.3(a) with respect to any CVR, the Company, the Rights Agent, the Registrar and any of their respective agents may treat the Person in whose name any CVR is registered in the CVR Register as the owner of such CVR for the purpose of receiving payment on such CVR and for all other purposes whatsoever, whether or not such CVR be overdue, and none of the Company, the Rights Agent, the Registrar nor any of their respective agents shall be affected by any other notice to the contrary. SECTION 3.6 CUSIP Numbers. The Company in issuing the CVRs may use “CUSIP” numbers (if then generally in use), and, if so, the Rights Agent shall use “CUSIP” numbers in any notice provided for in this CVR Agreement as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers as contained in any such notice, and any such notice shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Rights Agent in writing of any change in the “CUSIP” numbers. ARTICLE 4 THE RIGHTS AGENT SECTION 4.1 Certain Duties and Responsibilities. (a) The Rights Agent undertakes to perform such duties and only such duties as are specifically set forth in this CVR Agreement and no implied covenants shall be read into this CVR Agreement against the Rights Agent. (b) In the absence of gross negligence, bad faith or willful misconduct on its part (in each case as determined by a final, non appealable order of a court of competent jurisdiction), the Rights Agent may conclusively rely, as to the truth of the statements and

15 the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Rights Agent which conform to the requirements of this CVR Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Rights Agent, the Rights Agent shall be under a duty to examine the same to determine whether or not they conform to the requirements of this CVR Agreement. (c) No provision of this CVR Agreement shall be construed to relieve the Rights Agent from liability for its own gross negligence, bad faith or willful misconduct (in each case as determined by a final, non-appealable order of a court of competent jurisdiction); and the Rights Agent shall not be liable for any error of judgment made by a Responsible Officer of the Rights Agent, unless it shall be proved that the Rights Agent acted with, or failed to act due to, its own gross negligence, bad faith or willful misconduct (in each case as determined by a final, non-appealable order of a court of competent jurisdiction). (d) Whether or not therein expressly so provided, every provision of this CVR Agreement relating to the conduct or affecting the liability of or affording protection to the Rights Agent shall be subject to the provisions of this Section 4.1. SECTION 4.2 Certain Rights of Rights Agent. Subject to the provisions of Section 4.1: (a) the Rights Agent may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, Company Request, Company Order, Board Resolution, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties; (b) any request or direction or order of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution. The Rights Agent shall not be liable and shall be indemnified by the Company for any action taken or omitted by Rights Agent in reliance upon any Company Request or Company Order and any resolution of the Board of Directors. The Rights Agent shall not be held to have notice of any change of authority of any person, until receipt of written notice thereof from the Company; (c) whenever in the administration of this CVR Agreement the Rights Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Rights Agent (unless other evidence be herein specifically prescribed) may, in the absence of gross negligence, bad faith or willful misconduct on its part (in each case as determined by a final non-appealable order of a court of competent jurisdiction), rely upon an Officer’s Certificate or an Opinion of Counsel delivered to the Rights Agent;

16 (d) the Rights Agent may consult with counsel and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in the absence of bad faith in reliance on and in accordance with such advice or Opinion of Counsel; (e) notwithstanding any provision contained herein, the Rights Agent shall act hereunder solely as agent for the Company, and its duties shall be determined solely by the express provisions hereof (and no duties or obligations shall be inferred or implied). The Rights Agent shall not assume any obligations or relationship of agency or trust with any of the Holders, unless it shall elect to do so in its sole discretion; (f) the Rights Agent shall not be obligated to expend or risk its own funds or to take any action that it believes would expose or subject it to expense or liability or to a risk of incurring expense or liability, unless it has been furnished with assurances of repayment or indemnity satisfactory to it; (g) the Rights Agent shall not have any duty or responsibility in the case of the receipt of any written demand from any Holder with respect to any action or default by the Company, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or to make any demand upon the Company; (h) the Rights Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Rights Agent shall not be responsible for any misconduct or negligence on the part of any agent or attorney absent gross negligence, bad faith or willful misconduct (each as determined by a final non-appealable judgment of a court of competent jurisdiction) in the selection and continued employment thereof; (i) the rights, privileges, protections, immunities and benefits given to the Rights Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Paying Agent and the Registrar, in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder; (j) certain of the Rights Agent’s duties hereunder may be performed by the Paying Agent or Registrar; (k) the Rights Agent shall not be deemed to have notice of any Breach or other breach under this CVR Agreement unless a Responsible Officer of the Rights Agent shall have received written notice from the Company or the Acting Holders in accordance with the terms of this CVR Agreement or has actual knowledge of any event or condition that is, or after notice or lapse of time or both would become, a Breach; (l) the Rights Agent shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder;

17 (m) the permissive rights of the Rights Agent enumerated in this CVR Agreement shall not be construed as duties hereunder and the Rights Agent shall be liable for its gross negligence, bad faith or willful misconduct; (n) the Rights Agent shall be liable hereunder only for its own gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in final and non-appealable decision); (o) notwithstanding anything contained herein to the contrary, the Rights Agent’s aggregate liability (other than liability arising from the Right Agent’s gross negligence, willful misconduct or bad faith, as determined by a final non-appealable order of a court of competent jurisdiction) during any term of this CVR Agreement with respect to, arising from, or arising in connection with this CVR Agreement, or from all services provided or omitted to be provided under this CVR Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to the Rights Agent as fees and charges, but not including reimbursable expenses, during the twelve (12) months immediately preceding the event for which recovery from Rights Agent is being sought. Neither party to this CVR Agreement shall be liable to the other party for any consequential, indirect, special or incidental damages under any provisions of this CVR Agreement or for any consequential, indirect, punitive, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages; and (p) the provisions of this Section 4.2 and Section 4.7 shall survive the expiration of the CVRs, the termination of this CVR Agreement and the resignation, replacement or removal of the Rights Agent. SECTION 4.3 Notice of Breach. If a breach occurs hereunder with respect to the CVRs, the Rights Agent shall give the Holders notice of any such breach of which the Rights Agent has actual knowledge and to the extent applicable within thirty (30) days after the occurrence of such breach, unless such breaches shall have been cured before the giving of such notice (the term “breach” for the purposes of this Section 4.3 being hereby defined to mean any event or condition which is, or with notice or lapse of time or both would become, a Breach); provided that, except in the case of a failure to pay the amounts payable in respect of any of the CVRs, the Rights Agent shall be protected in withholding such notice if and so long as a Responsible Officer of the Rights Agent, in the absence of bad faith, reasonably determines that the withholding of such notice is in the best interests of the Holders. SECTION 4.4 Not Responsible for Recitals or Issuance of CVRs. The Rights Agent shall not be accountable for the Company’s use of the CVRs. The recitals contained herein and in the CVRs shall be taken as the statements of the Company, and the Rights Agent assumes no responsibility for their correctness. The Rights Agent makes no representations as to the validity or sufficiency of this CVR Agreement or of the CVRs. SECTION 4.5 May Hold CVRs. The Rights Agent, any Paying Agent, Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner

18 or pledgee of CVRs, and, subject to Sections 4.1, and 4.8, may otherwise deal with the Company with the same rights it would have if it were not Rights Agent, Paying Agent, Registrar or such other agent. SECTION 4.6 Bank Accounts. All funds received by Computershare under this Agreement that are to be distributed or applied by Computershare in the performance of services hereunder (the “Funds”) shall be held by Computershare as agent for the Company and deposited in one or more bank accounts to be maintained by Computershare in its name as agent for the Company. Until paid pursuant to the terms of this CVR Agreement, Computershare will hold the Funds through such accounts in: deposit accounts of commercial banks with Tier 1 capital exceeding $1 billion or with an average rating above investment grade by S&P (LT Local Issuer Credit Rating), Moody’s (Long Term Rating) and Fitch Ratings, Inc. (LT Issuer Default Rating) (each as reported by Bloomberg Finance L.P.). The Rights Agent shall have no responsibility or liability for any diminution of the Funds that may result from any deposit made by Computershare in accordance with this paragraph, including any losses resulting from a default by any bank, financial institution or other third party. Computershare may from time to time receive interest, dividends or other earnings in connection with such deposits. The Rights Agent shall not be obligated to pay such interest, dividends or earnings to the Company, any Holder or any other party. The Funds need not be segregated from other funds except to the extent required by Law. SECTION 4.7 Compensation and Reimbursement. The Company agrees: (a) to pay to the Rights Agent from time to time reasonable compensation for all services rendered by it hereunder in such amount as the Company and the Rights Agent shall agree in writing from time to time; (b) except as otherwise expressly provided herein, to reimburse the Rights Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Rights Agent in accordance with any provision of this CVR Agreement (including the reasonable compensation and the reasonable expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Rights Agent’s gross negligence, bad faith or willful misconduct (each as determined by a court of competent jurisdiction in a final and non-appealable decision); and (c) to indemnify the Rights Agent and any predecessor Rights Agent and each of their respective agents, officers, directors and employees for, and to hold them harmless against, any loss, liability, judgment, fine, penalty, claim, demand, settlement, cost or expense (including attorneys’ fees and expenses) which may be paid, incurred or suffered by or to which it may become subject, without gross negligence, bad faith or willful misconduct on its part (each as determined by a court of competent jurisdiction in a final and non-appealable decision) arising out of or in connection with the performance of its duties hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder. When the Rights Agent incurs expenses after the occurrence

19 of a Breach specified in Section 8.1(c) or 8.1(d) with respect to the Company, the expenses are intended to constitute expenses of administration under bankruptcy Laws. SECTION 4.8 Disqualification; Conflicting Interests. (a) If applicable, to the extent that the Rights Agent or the Company determines that the Rights Agent has a conflicting interest, the Rights Agent shall immediately notify the Company of such conflict and, within ninety (90) days after ascertaining that it has such conflicting interest, either eliminate such conflicting interest or resign to the extent and in the manner provided by, and subject to the provisions of, this CVR Agreement. The Company shall take prompt steps to have a successor appointed in the manner provided in this CVR Agreement. (b) In the event the Rights Agent shall fail to comply with the foregoing Section 4.8(a), the Rights Agent shall, within ten (10) days of the expiration of such ninety (90) day period, transmit a notice of such failure to the Holders in the manner and to the extent provided in this CVR Agreement. (c) In the event the Rights Agent shall fail to comply with the foregoing Section 4.8(a) after written request therefor by the Company or any Holder, any Holder of any CVR who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Rights Agent and the appointment of a successor Rights Agent. SECTION 4.9 Corporate Rights Agent Required; Eligibility. There shall at all times be a Rights Agent hereunder which has a combined capital and surplus of at least fifty million dollars ($50,000,000). If such Person publishes reports of condition at least annually, pursuant to Law or to the requirements of a supervising or examining authority, then for the purposes of this Section 4.9, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Rights Agent shall cease to be eligible in accordance with the provisions of this Section 4.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 4. SECTION 4.10 Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Rights Agent and no appointment of a successor Rights Agent pursuant to Section 4.10(b) shall become effective until the acceptance of appointment by the successor Rights Agent under Section 4.11. (b) The Rights Agent, or any rights agent or rights agents hereafter appointed, may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Rights Agent shall not have been delivered to the Rights Agent within thirty (30) days after the giving of such notice of resignation, the resigning Rights Agent may petition any court of competent jurisdiction for the appointment of a successor Rights Agent.

20 (c) The Rights Agent may be removed at any time by an Act of the Majority Holders delivered to the Rights Agent and to the Company upon thirty (30) days’ written notice. (d) If at any time: (i) the Rights Agent shall fail to comply with Section 4.8 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a CVR for at least six (6) months; or (ii) the Rights Agent shall cease to be eligible under Section 4.9 and shall fail to resign after written request therefor by the Company or by any such Holder; or (iii) the Rights Agent shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Rights Agent or of its property shall be appointed, or any public officer shall take charge or control of the Rights Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (A) the Company, by a Board Resolution or action of the Chief Executive Officer, may remove the Rights Agent, or (B) the Holder of any CVR who has been a bona fide Holder of a CVR for at least six (6) months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Rights Agent and the appointment of a successor Rights Agent. (e) If the Rights Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Rights Agent for any cause, the Company, by a Board Resolution and/or action of the Chief Executive Officer, shall promptly appoint a successor Rights Agent. If no successor Rights Agent shall have been so appointed by the Company or the Holders of the CVRs and accepted appointment within sixty (60) days after the retiring Rights Agent tenders its resignation or is removed, the retiring Rights Agent may (at the sole cost and expense of the Company), or, the Holder of any CVR who has been a bona fide Holder for at least six (6) months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Rights Agent. If, within one (1) year after any such resignation, removal or incapability, or the occurrence of such vacancy, a successor Rights Agent shall be appointed by Act of the Majority Holders delivered to the Company and the retiring Rights Agent, the successor Rights Agent so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 4.11, become the successor Rights Agent and supersede the successor Rights Agent previously appointed by the Company, the retiring Rights Agent or court, as the case may be, pursuant to this Section 4.11(e). (f) The Company shall give notice of each resignation and each removal of the Rights Agent and each appointment of a successor Rights Agent by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of CVRs as their names and addresses appear in the CVR Register. Each notice shall include the name of

21 the successor Rights Agent and the address of its Corporate Trust Office. If the Company fails to send such notice within ten (10) days after acceptance of appointment by a successor Rights Agent, the successor Rights Agent shall cause the notice to be mailed at the expense of the Company. SECTION 4.11 Acceptance of Appointment of Successor. (a) Every successor Rights Agent appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Rights Agent an instrument accepting such appointment, and such successor Rights Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, and duties of the retiring Rights Agent; but, upon request of the Company or the successor Rights Agent, such retiring Rights Agent shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Rights Agent all the rights, powers and duties of the retiring Rights Agent, and shall duly assign, transfer and deliver to such successor Rights Agent all property and money held by such retiring Rights Agent hereunder. Upon request of any such successor Rights Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Rights Agent all such rights, powers and duties. (b) No successor Rights Agent shall accept its appointment unless at the time of such acceptance such successor Rights Agent shall be qualified and eligible under this Article 4. SECTION 4.12 Merger, Conversion, Consolidation or Succession to Business. Any Person into which the Rights Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Rights Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Rights Agent, by sale or otherwise shall be the successor of the Rights Agent hereunder, provided such Person shall be otherwise qualified and eligible under this Article 4, without the execution or filing of any paper or any further act on the part of any of the Parties hereto. ARTICLE 5 REPORTS BY THE RIGHTS AGENT AND COMPANY SECTION 5.1 Communications to Holders. (a) The rights of the Holders to communicate with other Holders with respect to their rights under this CVR Agreement and the corresponding rights and privileges of the Rights Agent shall be as provided by Section 312(b) of the Trust Indenture Act. (b) Every Holder of CVRs, by receiving and holding the same, agrees with the Company and the Rights Agent that neither the Company nor the Rights Agent shall be held accountable under this CVR Agreement by reason of the disclosure of any such information as to the names and addresses of the Holders made in accordance with Section 5.1(a) regardless of the source from which such information was derived.

22 SECTION 5.2 Reports by Rights Agent. The Company shall promptly notify the Rights Agent when the CVRs are listed on any stock exchange. SECTION 5.3 Reports by Company. The Company shall: (a) file with the Rights Agent, (i) within fifteen (15) days after the Company files the same with the SEC, copies of the annual reports filed on Form 10-K and quarterly reports filed on Form 10-Q and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act and (ii) if the Company does not file such annual reports on Form 10-K or quarterly reports on Form 10-Q with the SEC, within forty-five (45) days after the end of first three fiscal quarters of each fiscal year, quarterly information, and, within ninety (90) days after each fiscal year, annual financial information, in each case calculated in accordance with Accounting Standards applied consistently with the application of such standards in either the Company’s prior quarterly reports on Form 10-Q or annual reports on Form 10-K, as applicable; (b) file with the Rights Agent and the SEC, in accordance with the rules and regulations prescribed from time to time by the SEC, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this CVR Agreement as may be required from time to time by the rules and regulations of the SEC; and (c) make available to the Holders on the Company’s website as of an even date with the filing of such materials with the Rights Agent, the information, documents and reports required to be filed by the Company pursuant to subsections (a) or (b) of this Section 5.3. If the Company has timely electronically filed with the SEC’s Next- Generation EDGAR system (or any successor system) the reports described above, the Company shall be deemed to have satisfied the requirements of this Section 5.3. ARTICLE 6 AMENDMENTS SECTION 6.1 Amendments without Consent of Holders. Without the consent of any Holders, the Company (when authorized by a Board Resolution) and the Rights Agent, at any time and from time to time, may enter into one or more amendments hereto, for any of the following purposes: (a) to convey, transfer, assign, mortgage or pledge to the Rights Agent as security for the CVRs any property or assets; (b) to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein; (c) to add to the covenants of the Company such further covenants, restrictions, conditions or provisions as the Board of Directors and the Rights Agent shall consider in good faith to be for the protection of the Holders of CVRs, and to make the

23 occurrence, or the occurrence and continuance, of a breach of any such additional covenants, restrictions, conditions or provisions a Breach permitting the enforcement of all or any of the several remedies provided in this CVR Agreement as herein set forth; (d) to cure any ambiguity, or to correct or supplement any provision herein which may be defective or inconsistent with any other provision herein; provided that, in each case, such amendment does not adversely affect the interests of the Holders; or (e) to make any other provisions with respect to matters or questions arising under this CVR Agreement; provided that such provisions do not adversely affect the interests of the Holders. SECTION 6.2 Amendments with Consent of Holders. With the consent of not less than the Majority Holders, by Act of said Holders delivered to the Company and the Rights Agent (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, the CVRs), the Company (when authorized by a Board Resolution) and the Rights Agent may enter into one or more amendments hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this CVR Agreement or of modifying in any manner the rights of the Holders under this CVR Agreement; provided, however, that no such amendment shall, without the consent of the Holder of each Outstanding CVR affected thereby: (a) modify the definition of Acceleration Payment, Acceleration Payment Date, Acceleration Valuation Period, Automatic Extinguishment, Breach Interest Rate, CVR Payment Amount, CVR Payment Date, Fundamental Event, Maturity Date, Maturity Payment, Maturity Payment Date, Maturity Valuation Period, Redemption Date, Redemption Payment, Redemption Valuation Period, Acting Holders or Majority Holders; (b) without limiting the foregoing clause (a) of this Section 6.2, modify in a manner that would be adverse to the Holders (i) any provision contained herein with respect to the termination of this CVR Agreement or the CVRs or (ii) otherwise extend the time for payment of the CVRs or reduce the amounts payable in respect of the CVRs or modify any other payment term or requisite time for payment hereunder; (c) reduce the number of Outstanding CVRs, the consent of whose Holders is required for any such amendment; or (d) modify any of the provisions of this Section 6.2, except to increase the percentage of Holders from whom consent is required or to provide that certain other provisions of this CVR Agreement cannot be modified or waived without the consent of the Holder of each CVR affected thereby, or, except as in accordance with Section 6.1(c), modify any of the provisions of Sections 7.4, 8.1 or 8.10. SECTION 6.3 Execution of Amendments. In executing any amendment permitted by this Article 6, the Rights Agent shall be entitled to receive and shall be fully protected in relying upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this CVR Agreement. The Rights Agent shall execute any amendment authorized

24 pursuant to this Article 6 if the amendment does not adversely affect the Rights Agent’s own rights, duties or immunities under this CVR Agreement or otherwise. Otherwise, the Rights Agent may, but need not, execute such amendment. No amendment to this CVR Agreement shall be effective unless duly executed by the Rights Agent. SECTION 6.4 Effect of Amendments; Notice to Holders. (a) Upon the execution of any amendment in accordance with this Article 6, this CVR Agreement shall be modified in accordance therewith, and such amendment shall form a part of this CVR Agreement for all purposes; and every Holder of CVRs theretofore Outstanding hereunder shall be bound thereby. (b) Promptly after the execution by the Company and the Rights Agent of any amendment pursuant to the provisions of this Article 6, the Company shall mail a notice thereof by first-class mail to the Holders of CVRs at their addresses as they shall appear on the CVR Register, setting forth in general terms the substance of such amendment. Any failure of the Company to mail such notice, or any defect therein, shall not, by itself, however, in any way impair or affect the validity of any such amendment. ARTICLE 7 COVENANTS SECTION 7.1 Payment of Amounts, if any, to Holders. The Company shall duly and punctually pay or cause to be paid the amounts, if any, on the CVRs in accordance with the terms of this CVR Agreement. SECTION 7.2 Maintenance of Office or Agency. As long as any of the CVRs remain Outstanding, the Company shall maintain in Hamilton, Bermuda an office or agency solely for purposes of where notices and demands to or upon the Company in respect of the CVRs and this CVR Agreement may be served. The Company hereby initially designates the Corporate Trust Office as such office or agency of the Company, unless the Company shall hereafter designate and maintain some other office or agency for one or more of such purposes. The Company may act as its own Paying Agent; provided that it shall take appropriate actions to avoid the commingling of funds with respect to any amounts payable hereunder. The Company shall give prompt written notice to the Rights Agent of any change in the location of any such office or agency. If at any time the Company shall fail to furnish the Rights Agent with the address thereof, such notices and demands may be made or served at the Corporate Trust Office of the Rights Agent, and the Company hereby appoints the Rights Agent as its agent to receive all such notices and demands. SECTION 7.3 Money for CVR Payments to Be Held in Trust. (a) If the Company shall at any time act as the Paying Agent, it shall, on or before the CVR Payment Date, segregate and hold in trust for the benefit of the Holders all sums held by such Paying Agent for payment on the CVRs until such sums shall be paid to the Holders as herein provided and shall promptly notify the Rights Agent of any failure of the Company to so act.

25 (b) Whenever the Company shall have one or more Paying Agents for the CVRs, it shall, on or before the CVR Payment Date, deposit with a Paying Agent a sum in same day funds sufficient to pay the amount, if any, so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such amount. (c) The Company shall cause each Paying Agent other than the Rights Agent to execute and deliver to the Rights Agent an instrument in which such Paying Agent shall agree with the Rights Agent, subject to the provisions of this Section 7.3, that (i) such Paying Agent shall hold all sums held by it for the payment of any amount payable on CVRs in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall notify the Rights Agent of the sums so held and (ii) that it shall give the Rights Agent notice of any failure by the Company (or by any other obligor on the CVRs) to make any payment on the CVRs when the same shall be due and payable. (d) Any money deposited with the Rights Agent or any Paying Agent, or then held by the Company, in trust for the payment on any CVRs and remaining unclaimed for one (1) year after the CVR Payment Date shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such CVR shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Rights Agent or such Paying Agent, if any, with respect to such trust money shall thereupon cease. SECTION 7.4 Certain Purchases and Sales. The Company shall not, and shall not permit any of its Subsidiaries or Affiliates, on any day during (a) the period commencing ten (10) Trading Days before the start of the Maturity Valuation Period and ending on the Maturity Date or (b) the Redemption Valuation Period or the Acceleration Valuation Period: (i) offer to purchase, purchase, contract to purchase, purchase any option or contract to sell, sell any option or contract to purchase, grant any option, right or warrant to sell, or otherwise acquire or purchase, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (ii) enter into any swap or other arrangement that acquires from another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Shares or such other securities, in cash or otherwise. The foregoing restrictions are expressly agreed to preclude the Company and its Subsidiaries and Affiliates during the applicable periods from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a purchase or acquisition of Shares even if such Shares would be acquired by someone other than the Company or any of its Subsidiaries or Affiliates. Such prohibited hedging or other transactions would include without limitation any purchase or any purchase, sale or grant of any right (including without limitation any put option or put equivalent position or call option or call equivalent position) with respect to any of the Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares. SECTION 7.5 Listing of CVRs. The Company shall use its reasonable best efforts to (i) procure, or cause to be procured, at its sole expense, the listing of the CVRs on the NYSE(or, if unable to be listed on the NYSE, on the OTCQX market) as of the Effective Time, to the extent the CVRs meet all of the applicable exchange’s listing requirements, including the

26 minimum holder requirement, and (ii) maintain a listing for trading on the NYSE for so long as any CVRs remain Outstanding, or, if unable to be listed on the NYSE, on the OTCQX market, in each case, to the extent the CVRs meet all of the applicable exchange’s listing requirements, including the minimum holder requirement. ARTICLE 8 REMEDIES OF THE RIGHTS AGENT AND HOLDERS IN THE EVENT OF BREACH SECTION 8.1 Breach Defined; Waiver of Breach. “Breach” with respect to the CVRs, means each one of the following events which shall have occurred and be continuing (whatever the reason for such Breach and whether it shall be voluntary or involuntary or be effected by operation of Law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body): (a) failure to pay all or any part of any CVR Payment Amount as and when such CVR Payment Amount shall become due and payable as provided in this CVR Agreement; (b) material breach in the performance, or breach in any material respect, of any covenant or warranty of the Company under Section 6.1 or 6.2 or Article 7 and continuance of such breach for a period of thirty (30) days after there has been given, by registered or certified mail, to the Company and the Rights Agent by the Acting Holders, a written notice specifying such breach and requiring it to be remedied and stating that such notice is a “Notice of Breach” hereunder; (c) a court of competent jurisdiction shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or shall appoint a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) for the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) consecutive days; or (d) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar Law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such Law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Company or for any substantial part of its property, or make any general assignment for the benefit of creditors. If a Breach described above occurs and is continuing, then, unless all of the CVRs shall have already become due and payable, upon the written notice by the Acting Holders to the Company and to the Rights Agent, the CVRs shall become due and payable immediately (such date of declaration, the “Breach Declaration Date”), and on the first (1st) calendar day immediately following the last day of the Acceleration Valuation Period (the “Acceleration Payment Date”), the Acceleration Payment shall become immediately due and payable to each Holder for each of such Holder’s Outstanding CVRs and shall thereafter bear interest at the

27 Breach Interest Rate. All determinations with respect to the calculation of the Acceleration Payment shall be reasonably made by the Company in good faith, and such determinations shall be binding on the Holders absent gross negligence, willful misconduct or manifest error. Not later than the third (3rd) Business Day after the Acceleration Payment Date, the Company shall (x) prepare and file with the Rights Agent a certificate setting forth such determinations and facts accounting for such determinations and (y) mail such certificate to the Holders, by first-class mail, postage prepaid, as their names and addresses appear in the CVR Register. In the event of a Breach described in Section 8.1(a) in respect of any Maturity Payment or Redemption Payment, the amount of such Maturity Payment or Redemption Payment unpaid following the Maturity Date or Redemption Date, as the case may be, shall bear interest from and after the Maturity Date or the Redemption Date, as applicable, at the Breach Interest Rate. The foregoing provisions, however, are subject to the condition that if, at any time after the CVRs shall become due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay or shall deposit with the Rights Agent a sum sufficient to pay all amounts which shall have become due and payable (with interest upon any such overdue amount at the Breach Interest Rate to the date of such payment or deposit) and such amount as shall be sufficient to cover reasonable compensation to the Rights Agent, its agents, attorneys and counsel, and all other expenses and liabilities incurred and all advances made, by the Rights Agent, except as a result of gross negligence, willful misconduct or bad faith of the Rights Agent (each as determined by a court of competent jurisdiction in a final and non-appealable decision) and if any and all Breaches under this CVR Agreement, other than the nonpayment of the amounts which shall have become due, shall have been cured, waived or otherwise remedied as provided herein, then and in every such case the Majority Holders, by written notice to the Company and to the Rights Agent, may waive all such Breaches and rescind and annul such declaration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent breach or shall impair any right consequent thereof. SECTION 8.2 Collection by the Rights Agent; the Rights Agent May Prove Payment Obligations. The Company covenants that in the case of any failure to pay all or any part of the CVRs when the same shall have become due and payable, then upon demand of the Acting Holders, the Company shall pay to the Rights Agent for the benefit of the Holders of the CVRs the whole amount that then shall have become due and payable on all CVRs (with interest from the date due and payable to the date of such payment upon the overdue amount at the Breach Interest Rate); and in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation to the Rights Agent and each predecessor Rights Agent, their respective agents, attorneys and counsel, and any expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of its gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in a final and non-appealable decision). The Rights Agent may in its discretion (but shall not be required to) proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Rights Agent shall deem most effectual to protect and enforce any such rights, whether for

28 the specific enforcement of any covenant or agreement in this CVR Agreement or in aid of the exercise of any power granted herein, or to enforce any other remedy. In case the Company shall fail forthwith to pay such amounts upon such demand, the Rights Agent shall be entitled and empowered to institute any action or proceedings at Law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree, and may enforce any such judgment or final decree against the Company or other obligor upon such CVRs and collect in the manner provided by Law out of the property of the Company or other obligor upon such CVRs, wherever situated, the moneys adjudged or decreed to be payable. In any judicial proceedings relative to the Company or other obligor upon the CVRs, irrespective of whether any amount is then due and payable with respect to the CVRs, the Rights Agent is authorized (but not required to): (a) to file and prove a claim or claims for the whole amount owing and unpaid in respect of the CVRs, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Rights Agent (including any claim for reasonable compensation to the Rights Agent and each predecessor Rights Agent, and their respective agents, attorneys and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in a final and non-appealable decision)) and of the Holders allowed in any judicial proceedings relative to the Company or other obligor upon the CVRs, or to their respective property; (b) unless prohibited by and only to the extent required by applicable Law, to vote on behalf of the Holders in any election of a trustee or a standby trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or Person performing similar functions in comparable proceedings; and (c) to collect and receive any moneys or other property payable or deliverable on any such claims, and to distribute all amounts received with respect to the claims of the Holders and of the Rights Agent on their behalf; and any trustee, receiver, or liquidator, custodian or other similar official is hereby authorized by each of the Holders to make payments to the Rights Agent, and, in the event that the Rights Agent shall consent to the making of payments directly to the Holders, to pay to the Rights Agent such amounts as shall be sufficient to cover reasonable compensation to the Rights Agent, each predecessor Rights Agent and their respective agents, attorneys and counsel, and all other expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of its gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction in a final and non-appealable decision), and all other amounts due to the Rights Agent or any predecessor Rights Agent pursuant to Section 4.7. To the extent that such payment of reasonable compensation, expenses, disbursements, advances and other amounts out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends,

29 moneys, securities and other property which the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or safeguard arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Rights Agent to authorize or consent to or vote for or accept or adopt on behalf of any Holder any plan of reorganization, safeguard arrangement, adjustment or composition affecting the CVRs, or the rights of any Holder thereof, or to authorize the Rights Agent to vote in respect of the claim of any Holder in any such proceeding except, as aforesaid, to vote for the election of a trustee in bankruptcy or similar person. All rights of action and of asserting claims under this CVR Agreement may be enforced by the Rights Agent without the possession of any of the CVRs and any trial or other proceedings instituted by the Rights Agent shall be brought in its own name as trustee of an express trust, and any recovery of judgment, subject to the payment of the expenses, disbursements and compensation of the Rights Agent, each predecessor Rights Agent and their respective agents and attorneys, shall be for the ratable benefit of the Holders. SECTION 8.3 Application of Proceeds. Any monies collected by the Rights Agent pursuant to this Article 8 in respect of any CVRs shall be applied in the following order at the date or dates fixed by the Rights Agent in respect of which monies have been collected: FIRST: To the payment of costs and expenses in respect of which monies have been collected, including reasonable compensation to the Rights Agent and each predecessor Rights Agent and their respective agents and attorneys and of all expenses and liabilities incurred, and all advances made, by the Rights Agent and each predecessor Rights Agent, except as a result of its gross negligence, willful misconduct or bad faith (each as determined by a court of competent jurisdiction) in a final and non-appealable decision, and all other amounts due to the Rights Agent or any predecessor Rights Agent pursuant to Section 4.7; SECOND: To the payment of the whole amount then owing and unpaid upon all the CVRs, with interest at the Breach Interest Rate on all such amounts, and, in case such monies shall be insufficient to pay in full the whole amount so due and unpaid upon the CVRs, then to the payment of such amounts without preference or priority of any security over any other CVR, ratably to the aggregate of such amounts due and payable; and THIRD: To the payment of the remainder, if any, to the Company or any other Person lawfully entitled thereto. SECTION 8.4 Suits for Enforcement. In case a Breach has occurred, has not been waived and is continuing, subject to section 4.2(f), the Rights Agent may in its sole discretion (subject to Section 1.9) proceed to protect and enforce the rights vested in it by this CVR Agreement by such appropriate judicial proceedings as the Rights Agent shall deem most effectual to protect and enforce any of such rights (unless authorization and/or appearance of each of the Holders is required by applicable Law), either at Law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this CVR Agreement or in aid of the exercise of any power granted in this CVR Agreement or to

30 enforce any other legal or equitable right vested in the Rights Agent by this CVR Agreement or by Law. SECTION 8.5 Restoration of Rights on Abandonment of Proceedings. In case the Rights Agent or any Holder shall have proceeded to enforce any right under this CVR Agreement and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Rights Agent or to such Holder, then and in every such case the Company and the Rights Agent and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Rights Agent and the Holders shall continue as though no such proceedings had been taken. SECTION 8.6 Limitations on Suits by Holders. Subject to the rights of the Holders under Section 8.7, no Holder of any CVR shall have any right by virtue or by availing itself of any provision of this CVR Agreement to institute any action or proceeding at Law or in equity or in bankruptcy or otherwise upon or under or with respect to this CVR Agreement, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy hereunder, unless the Acting Holders previously shall have given to the Rights Agent and the Company written notice of breach and of the continuance thereof, as hereinbefore provided, and unless also the Acting Holders shall have made written request upon the Rights Agent to institute such action or proceedings in its own name as rights agent hereunder and shall have offered to the Rights Agent such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Rights Agent for thirty (30) days after its receipt of such notice and request shall have failed to institute any such action or proceeding and no direction inconsistent with such written request shall have been given to the Rights Agent pursuant to Section 8.9; it being understood and intended, and being expressly covenanted by the taker and Holder of every CVR with every other taker and Holder and the Rights Agent, that no one or more Holders of CVRs shall have any right in any manner whatever by virtue or by availing itself of any provision of this CVR Agreement to effect, disturb or prejudice the rights of any other such Holder of CVRs, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this CVR Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Holders of CVRs. For the protection and enforcement of the provisions of this Section 8.6, each and every Holder and the Rights Agent shall be entitled to such relief as can be given either at Law or in equity. SECTION 8.7 Unconditional Right of Holders to Receive Payment. Notwithstanding any other provision in this CVR Agreement and any provision of any CVR, the right of any Holder of any CVR to receive payment of the amounts payable in respect of such CVR on or after the respective due dates expressed in such CVR, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder. SECTION 8.8 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Breach. (a) Except as provided in Section 8.6, no right or remedy herein conferred upon or reserved to the Rights Agent or to the Holders is intended to be exclusive of any

31 other right or remedy, and every right and remedy shall, to the extent permitted by Law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at Law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. (b) No delay or omission of the Rights Agent or of any Holder to exercise any right or power accruing upon any Breach occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Breach or an acquiescence therein; and, subject to Section 8.6, every power and remedy given by this CVR Agreement or by Law to the Rights Agent or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Rights Agent or by the Holders. SECTION 8.9 Control by Holders. (a) The Majority Holders shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Rights Agent, or exercising any power conferred on the Rights Agent with respect to the CVRs by this CVR Agreement; provided that such direction shall not be otherwise than in accordance with Law and the provisions of this CVR Agreement; and provided, further, that (subject to the provisions of Section 4.1) the Rights Agent shall have the right to decline to follow any such direction if the Rights Agent, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Rights Agent in the absence of bad faith by the Responsible Officers of the Rights Agent shall determine that the action or proceedings so directed would involve the Rights Agent in personal liability or if the Rights Agent in the absence of bad faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders of the CVRs not joining in the giving of said direction. (b) Nothing in this CVR Agreement shall impair the right of the Rights Agent in its discretion to take any action deemed proper by the Rights Agent and, except with respect to the enforcement of the Rights Agent’s rights, powers and immunities, which is not inconsistent with such direction or directions by Holders. SECTION 8.10 Waiver of Past Breaches. (a) In the case of a breach or a Breach specified in clause (b), (c) or (d) of Section 8.1, the Majority Holders may waive any such Breach, and its consequences, except a breach in respect of a covenant or provisions hereof which cannot be modified or amended without the consent of the Holder of each CVR affected. In the case of any such waiver, the Company, the Rights Agent and the Holders of the CVRs shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other breach or impair any right consequent thereon. (b) Upon any such waiver, such breach shall cease to exist and be deemed to have been cured and not to have occurred, and any Breach arising therefrom shall be

32 deemed to have been cured, and not to have occurred for every purpose of this CVR Agreement; but no such waiver shall extend to any subsequent or other Breach or other breach of any kind or impair any right consequent thereon. SECTION 8.11 Right of Court to Require Filing of Undertaking to Pay Costs. All Parties to this CVR Agreement agree, and each Holder of any CVR by receiving or holding the same shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this CVR Agreement or in any suit against the Rights Agent for any action taken, suffered or omitted by it as the Rights Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 8.11 shall not apply to any suit instituted by the Rights Agent, to any suit instituted by any Holder or group of Holders holding in the aggregate more than ten percent (10%) of the Outstanding CVRs or to any suit instituted by any Holder for the enforcement of the payment of any CVR on or after the due date expressed in such CVR. [Remainder of page intentionally left blank.]

[Signature Page to CVR Agreement] IN WITNESS WHEREOF, the Parties hereto have caused this CVR Agreement to be duly executed, all as of the day and year first above written. SIRIUSPOINT LTD. By: /s/ David W. Junius Name: David W. Junius Title: Chief Financial Officer COMPUTERSHARE INC. COMPUTERSHARE TRUST COMPANY, N.A., as the Rights Agent By: /s/ Collin Ekeogu Name: Collin Ekeogu Title: Manager, Corporate Actions